Exhibit 10.1

Consulting Agreement

This Consulting Agreement (this “Agreement”) is made on August 15, 2023, but effective as of January 1, 2023, by and between HFactor, Inc., a Georgia corporation, with its principal address at 244 Madison Ave, #1249, New York, NY 10016 (the “Company”) and Concorde Consulting Corp., a Delaware corporation (the “Consultant”).

Background

Consultant began and has since continued providing business advisory and consulting services informally to Company in January 2023.

The parties desire to formally consummate an agreement with respect to services performed and services to be performed by Consultant on behalf of the Company.

NOW THEREFORE, in consideration of the promises hereof and of the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Engagement; Scope of Services. Company hereby engages Consultant to perform the duties set forth in this Agreement. The Company's engagement of Consultant under this Agreement is nonexclusive and shall not limit Company's right to engage other persons to conduct similar activities on behalf of Company.

2. Duties and Responsibilities of Consultant.

2.1. Consistent with Consultant's experience and expertise, Consultant shall advise and consult with Company's representatives on such subjects including, but not limited to, website design, marketing, rebranding, corporate structure, and growth and expansion opportunities. Consultant shall also meet with such representatives of the Company from time-to-time at the request of Company, and direct introductions to appropriate business prospects for Company.

2.2. In no event shall Consultant have the authority or apparent authority (nor shall Consultant suggest to third parties that it has the authority, express or implied): (i) to bind Company to any agreements or arrangements, whenever written, oral or implied; (ii) to make an offer or accept an offer on behalf of Company; or (iii) to make representations, warranties, guaranties, commitments or covenants on behalf of Company.

2.3. Consultant shall devote its best efforts to fulfilling the duties described herein and shall spend sufficient working time to perform such duties to the best of Consultant's skill and ability during the Term (as defined in Section 5.1). Consultant shall participate in meetings conducted by Company with respect to Company's business development activities and shall keep the Company apprised of any developments related to Consultant’s services and activities.

2.4. Consultant shall not assign or delegate any rights, duties or obligations arising under this Agreement without the prior written consent of Company, which consent may be withheld in Company's sole discretion.

3. Representations, Warranties, Covenants, and Agreements of Consultant.

3.1. Representations and Warranties. Consultant hereby represents and warrants to Company as follows:

3.1.1. The execution and performance of this Agreement by Consultant will not violate, or result in a default under, any agreement, law, statute, regulation, or other authoritative rule of any governmental body to which Consultant is a party or by which Consultant is bound.

3.1.2. This Agreement, when executed, will constitute the valid and legally binding obligation of Consultant, fully enforceable against Consultant in accordance with its terms.

3.2. Covenants and Agreements. Consultant hereby covenants with Company and agrees as follows:

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3.2.1. Consultant shall not make use of any agent, consultant, or finder in connection with the performing of any of its duties hereunder without the prior written approval of an authorized executive officer of Company.

3.2.2. Consultant shall not hold itself out, directly or by implication, as being an employee or contracting agent of Company.

4. Compensation.

4.1. Company shall pay to Consultant (i) an initial payment of 1,933,333 shares of Common Stock; and (ii) a retainer fee for each month worked for the Term of this Agreement equal to 100 shares of Series D Preferred Stock. In the event that this Agreement shall be terminated prior to the end of a month, the retainer fee for Consultant shall be pro-rated to reflect the actual number of days during the month that this Agreement was in effect.

4.2. In addition, Company shall grant to Consultant a $0.10 royalty on all beverage products currently produced, or to be produced, by the Company in accordance with that certain Royalty Agreement of even date.

4.3. Except pursuant to an assignment approved in writing as set forth in Section 11.6 hereof, payment of compensation made hereunder shall be made only to Consultant.

4.4. Unless otherwise agreed in writing by Company, Consultant shall assume and discharge for its own account all costs and expenses incurred by Consultant in connection with the performance of Consultant's duties hereunder.

4.5. In the event the parties mutually agree to extend this Agreement beyond the Term, Consultant shall be eligible to receive stock options under the stock option plan of Company, if any, on such terms as may be approved by Company's board of directors.

5. Term and Termination.

5.1. The term of this Agreement (the “Term”) shall commence on the date set forth above and shall continue for the 12-month period ending December 31, 2023, and shall continue on a month-to-month basis thereafter, subject to the termination rights of the parties as set forth below.

5.2. This Agreement may be terminated at any time by Company, without cause, upon 30 days written notice to Consultant. In the event of such termination, Consultant shall be entitled to payment of the retainer fee specified in Section 4.1 hereof through the termination date specified in the notice.

5.3. This Agreement may be terminated at any time without notice by Company for Cause. Cause means any illegal acts or willful neglect on the part of Consultant or Consultant's agents or employees. In the event of such termination, Consultant shall not be entitled to any further payments under this Agreement.

5.4. In the event Company materially breaches any of its obligations under this Agreement, Consultant shall have the right to terminate this Agreement by giving Company written notice 10 days prior to Consultant's termination date.

6. Indemnification.

6.1. Consultant shall defend, indemnify and hold harmless Company and its officers, directors, employees, agents, parent, subsidiaries and other affiliates, from and against any and all damage, cost, liability, and expense whatsoever (including attorney's fees and related disbursements) incurred by reason of: (i) any failure by Consultant to perform any covenant or agreement of Consultant set forth herein; or (ii) any breach by Consultant of any representation, warranty, covenant or agreement contained herein.

6.2. Company shall defend, indemnify and hold harmless Consultant and its officers, directors, employees, agents, parent, subsidiaries and other affiliates, from and against any and all damage, cost, liability, and expense whatsoever (including attorney's fees and related disbursements) incurred by reason of: (i) any failure by Company to perform any covenant or agreement of Company set forth herein; or (ii) any breach by Company of any representation, warranty, covenant or agreement contained herein.

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7. Independent Contractor Status of Consultant. This Agreement establishes the rights, duties, and obligations of Company and Consultant, and does not create an employer-employee or agency relationship between Company, or any entity affiliated with Company, and Consultant, or any of Consultant's employees or agents. Consultant acknowledges and agrees that Consultant is an independent contractor to Company and Consultant shall not act as an agent of Company and does not have authority to bind Company. As an independent contractor, Consultant shall be responsible for any social security taxes, insurance, and any other taxes or fees that are applicable to its employees and agents pursuant to New York law. Consultant shall not be entitled to any insurance or other benefits which may be provided to employees Company including but not limited to Workers' Compensation coverage, health or disability insurance or participation in any company-sponsored retirement plan.

8. Promotional Materials. From time-to-time, Company may furnish Consultant with such promotional data, materials and technical information as Company deems necessary for Consultant to have in the performance of its duties hereunder. Consultant shall use such materials in furtherance of the objectives of this Agreement and shall not disseminate the same except as set forth in Section 10.

Subject to the terms and conditions of this Agreement, Company grants to Consultant a nonexclusive, nontransferable, royalty-free and restricted license to use Company's name, logo, and trademarks (“Marks”) for use in marketing documents to promote and market Company's products and services hereunder. Consultant agrees to use Company's Marks in accordance with such usage guidelines and advertising policies as Company may authorize from time-to-time. Consultant may only use Company's Marks with the prior consent of Company for each such use. Consultant acknowledges and agrees that Company owns its Marks, and that any goodwill derived from the use of Company's Marks inures solely to Company. Consultant agrees that it will not register any trademark confusingly similar to, nor challenge the validity of, any of Company's Marks. Consultant hereby agrees to immediately cease the use of Company's Marks upon the request of Company. Except as specifically provided otherwise herein, nothing contained in this Agreement shall be construed as conferring any license or right with respect to any trademark, trade name, brand name, logo, or the corporate name of Company.

Consultant agrees that it will not make any statement and/or representation with respect to Company's services and/or products which is not: (i) authorized or approved by Company; or (ii) derived from and accurate in all respects to materials provided to Consultant by Company. Consultant agrees that it will not offer any warranties to third parties, other than those provided to third parties under the Company's standard terms and conditions.

Consultant agrees to quote only the prices and terms as provided by Company and to promptly forward any and all inquiries for Company's products and services to Company for acceptance. Agreements regarding Company's services and/or products will be made only by Company and no agreement will bind Company until such Company accepts such agreement in writing. Company will have no liability for agreements that Company does not accept.

9. Notices. All notices or other communications required or permitted to be given hereunder shall be (as elected by the person giving such notice): (a) personally delivered; (b) transmitted by postage prepaid registered mail; or (c) transmitted by commercial courier, to the parties at their respective addresses set forth above. Except as otherwise specified herein, all notices and other communications shall be deemed to have been given on the date of receipt if delivered personally, three (3) days after posting if transmitted by mail, or two (2) days after transmission if transmitted by courier, whichever shall first occur. Any party hereto may change its address for purposes hereof by written notice to the other party.

10. Confidential Information of Company. Any information including, but not limited to, data, business information, technical information, specifications, drawings, sketches, models, samples, tools, promotional material, computer programs and documentation, written, oral or otherwise together with analyses, compilations, comparisons, studies or other documents prepared by Consultant or its partners or employees which contain or reflect such information (all hereinafter designated “Confidential Information”) furnished to Consultant hereunder or in contemplation hereof shall remain Company property or the property of the Company subsidiary or affiliate which furnished the Confidential Information to Consultant. All copies of such Confidential Information in written, graphic or other tangible form shall be returned to Company or such Company subsidiary or affiliate upon request. Unless such information was previously known to Consultant free of any obligation to keep it confidential or has been or is subsequently made public by Company or a third party without violation of this Agreement, it shall be kept confidential by Consultant and its partners and employees: and shall be disclosed only upon the prior written consent of Company or upon such terms as may be agreed upon in writing by the parties. Any findings, reports, questionnaires, or other results of this Agreement shall be the exclusive property of Company including title to copyright in all copyrightable material and shall be considered a “work-made-for-hire” in accordance with the copyright laws of the United States.

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11. Miscellaneous.

11.1. Publicity. Unless otherwise required by law, no Party shall issue any press release or any other form of public disclosure regarding the existence of this Agreement or the terms hereof, or use the name of another Party hereto in any press release or other public disclosure, without the prior written consent of the other Party, except (i) for a press release announcing the execution of this Agreement, which will be mutually approved by the Parties, (ii) for those disclosures and notifications contemplated by this Agreement or containing information previously approved for disclosure by the other Party, (iii) as required by any Legal Requirement and solely to the extent necessary to satisfy such Legal Requirement and (iv) as required by the rules of any securities exchange on which any securities of a Party are traded.

11.2. Governing Law. The execution, interpretation and performance of this Agreement, and any disputes with respect to the transactions contemplated by this Agreement, shall be governed by the internal laws and judicial decisions of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

11.3. Severability. If any provision contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, unless the invalidity of any such provision substantially deprives either Party of the practical benefits intended to be conferred by this Agreement. Notwithstanding the foregoing, any provision of this Agreement held invalid, illegal or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable, and the determination that any provision of this Agreement is invalid, illegal or unenforceable as applied to particular circumstances shall not affect the application of such provision to circumstances other than those as to which it is held invalid, illegal or unenforceable.

11.4. Construction. Each Party acknowledges that it and its attorneys have been given an equal opportunity to negotiate the terms and conditions of this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party or any similar rule operating against the drafter of an agreement shall not be applicable to the construction or interpretation of this Agreement.

11.5. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed on signature pages exchanged by facsimile, in which event each Party shall promptly deliver to the other such number of original executed copies as the other Party may reasonably request.

11.6. Assignment. Neither this Agreement nor any consideration due or to become due hereunder may be assigned, in whole or in part, by Consultant without the prior written consent of Company, which consent shall not be unreasonably withheld.

11.7. Entire Agreement. This Agreement constitutes the entire understanding of the parties concerning the subject matter hereof, and supersedes all prior agreements and understandings, whether written, oral or otherwise, between the parties, and may be altered or amended only in a writing signed by both parties. Except as otherwise expressly provided herein, no purported waiver by any party of any breach by the other party of its obligations, representations, warranties, agreements or covenants hereunder shall be effective unless made in a writing, and no failure to pursue or elect any remedy with respect to any default under or breach of any provisions of this Agreement shall be deemed to be a waiver of any subsequent, similar or different default or breach.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first written above.

COMAPNY

HFactor, Inc.

By: _______________________________

Name: Dawn Cames

Title: CFO/Sole Director

CONSULTANT

Concorde Consulting Corp.

By: _______________________________

Name: Adam Linder

Title: President

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Amendment No. 1

to

Consulting Agreement

This Amendment No. 1 (the “Amendment”) to that certain Consulting Agreement entered into on August 15, 2023 but effective January 1, 2023 (the “Agreement”), is made on July 16, 2024, by and between HFactor, Inc., a Georgia corporation, with its principal address at 150 NW 168th St, STE 307, North Miami Beach, Florida 33169 (the “Company”) and Concorde Consulting Corp., a Delaware corporation (the “Consultant”).

Background

WHEREAS, Company and Consultant entered into the Agreement as described above in the Preamble, and

WHEREAS, the Parties wish to amend the scope of services included in the Agreement.

NOW THEREFORE, in consideration of the promises hereof and of the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

The Duties and Responsibilities of Consultant as set forth in Section 2.1 of the Agreement are hereby amended to include the development and management of any and all of the Company’s social media platforms.

All other terms and provisions of the Agreement not modified by this Amendment remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on July 16, 2024.

COMAPNY

HFactor, Inc.

By: _______________________________

Name: Mike Lee

Title: COO

CONSULTANT

Concorde Consulting Corp.

By: _______________________________

Name: Adam Linder

Title: President

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